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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                                   Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 28, 2003
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                         Yosemite Mortgage Fund II, LLC
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             (Exact Name of Registrant as Specified in Its Charter)

                                   California
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                 (State or Other Jurisdiction of Incorporation)

                                                          94-3394131
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(Commission File Number)                       (IRS Employer Identification No.)

                 414- 13th Street, Suite 400, Oakland, CA 94612
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               (Address of Principal Executive Offices) (Zip Code)

                                 (510) 452-9144
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 4.   Changes in Registrant's Certifying Accountant

1)

         i) The Registrant's principal Accountant, Vocker Kristofferson and Company, has resigned, effective October 28th, 2003.

         ii) The principal accountant's reports for the last two fiscal years did not contain adverse opinions, disclaimers of opinion, modifications, or qualifications as to the Registrant's financial statements.

         iii) The decision to resign as the Registrant's accountants was made by Vocker Kristofferson and Company due to an increase in their insurance premiums.

2) During the Registrant's two most recent fiscal years and the subsequent interim period preceding this resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

3) Effective October 28th, 2003, Burr, Pilger & Mayer LLP has been engaged as the Registrant's new principal accountant. Prior to engagement, the Registrant did not consult the newly engaged accountant regarding any accounting, auditing, or financial reporting issue nor on any matter that was the subject of disagreement or a reportable event.

Exhibit
Number                                  Description

16           Letter from former accountants, Vocker Kristofferson and Company

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    YOSEMITE MORTGAGE FUND II, LLC

                                    By: MFP Management LLC

                                    By: /s/ Steven M. Pontes
                                        ---------------------------------
                                        Steven M. Pontes, General Manager